                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          The Colonial BancGroup, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              (COLONIAL BANK LOGO)

                                    COLONIAL
                                   BANCGROUP
                              Montgomery, Alabama

TO OUR STOCKHOLDERS:

     The annual meeting of the stockholders of The Colonial BancGroup, Inc., will be held at 10:00 a.m., Wednesday, April 19, 2000, at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama.

     Enclosed is a Notice of the meeting, a Proxy Statement, a proxy card and the Annual Report to Shareholders for 1999. We hope that you will study the enclosed material carefully and attend the meeting in person.

     Whether you plan to attend the meeting or not, please sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. The proxy may be revoked by your vote in person at the meeting, by your execution and submission of a later dated proxy, or by you giving written notice of revocation to the Secretary of The Colonial BancGroup, Inc., at any time prior to the voting thereof. Thank you for your support.

                                           Sincerely,

                                           /s/ ROBERT E. LOWDER
                                           Robert E. Lowder
                                           Chairman of the Board and
                                           Chief Executive Officer

March 17, 2000

                                     NOTICE
                                     OF THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                          THE COLONIAL BANCGROUP, INC.

                           TO BE HELD APRIL 19, 2000

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of The Colonial BancGroup, Inc. ("BancGroup"), a Delaware corporation, will be held at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama, on Wednesday, April 19, 2000, at 10:00 a.m., central time, for the following purposes:

          1. To elect the nominees named in the Proxy Statement as directors to serve the terms of either two years or three years as set out therein.
          2. To amend the 1992 Incentive Stock Option Plan of The Colonial BancGroup, Inc. (the "ISO Plan") to increase the number of shares of Common Stock eligible to be issued under the ISO Plan from 4,200,000 shares to 5,700,000 shares.
          3. To adopt the Management Incentive Plan.
          4. To amend the 1992 Non-Qualified Stock Option Plan (the "NQSO Plan") to provide that the maximum number of shares of Common Stock, with respect to which options may be granted to any eligible employee under the NQSO Plan during any Plan Year, shall not exceed 200,000.
          5. To amend the Stock Bonus and Retention Plan (the "Stock Plan") to
     (a) provide that during any Plan Year no participant shall receive more than 150,000 shares of Common Stock under the Stock Plan and (b) allow performance-based goals pursuant to Section 162(m) of the Internal Revenue Code to be used in making awards.
          6. To transact such other business as may properly come before the meeting or any adjournments thereof but which is not now anticipated.

     Details respecting these matters are set forth in the accompanying Proxy Statement. Only stockholders of record at the close of business on March 1, 2000 will be entitled to notice of, and to vote at, the meeting. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to examination by any stockholder at BancGroup's principal office at One Commerce Street, Montgomery, Alabama, during ordinary business hours for any purpose germane to the meeting. Such list will be open for a period of at least ten days prior to the meeting.

     All stockholders of BancGroup are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOUR PROXY CARD CONTAINS INSTRUCTIONS AS TO VOTING VIA TELEPHONE OR INTERNET, YOU MAY FOLLOW THOSE INSTRUCTIONS. THE PROXY MAY BE REVOKED BY YOUR VOTE IN PERSON AT THE MEETING, BY YOUR EXECUTION AND SUBMISSION OF A LATER DATED PROXY BEFORE THE MEETING, OR IF YOU VOTE ELECTRONICALLY, THEN BEFORE 5:00 P.M. EASTERN TIME ON APRIL 18, 2000, OR BY YOU GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COLONIAL BANCGROUP, INC. AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          By Order of the Board of Directors

                                          /s/ W. FLAKE OAKLEY, IV

                                          W. Flake Oakley, IV
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

March 17, 2000

                          THE COLONIAL BANCGROUP, INC.
                              ONE COMMERCE STREET
                              POST OFFICE BOX 1108
                           MONTGOMERY, ALABAMA 36101
                            TELEPHONE: 334-240-5000
                             ---------------------

                                PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement and the accompanying proxy are furnished on or about March 17, 2000 by The Colonial BancGroup, Inc. ("BancGroup") to the holders of record of common stock, par value $2.50, of BancGroup (the "Common Stock") in connection with BancGroup's annual meeting of stockholders (the "Annual Meeting"), and any adjournments thereof, to be held on Wednesday, April 19, 2000, at 10:00 a.m. at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama. The matters to be considered and acted upon, including the election of directors, are described herein.

     The Board of Directors of BancGroup (the "Board") recommends the election of the six director-nominees named in this Proxy Statement for a term of three years and the election of one director-nominee named in this Proxy Statement for a term of two years, as described herein. The Board also recommends approval of the proposed amendments to the 1992 Incentive Stock Option Plan (the "ISO Plan"), the 1992 Non-Qualified Stock Option Plan (the "NQSO Plan") and the Stock Bonus and Retention Plan (the "Stock Plan") and adoption of the Management Incentive Plan (the "MIP"), all as described herein.

     The enclosed proxy is solicited on behalf of the Board and is revocable at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of BancGroup, or by executing or otherwise submitting a later-dated proxy, or by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting without submitting a later-dated proxy will not be sufficient to revoke a previously submitted proxy. All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting and in accordance with instructions, if any. If no instructions are given, the proxies will be voted FOR election of the director-nominees named herein, and in accordance with the instructions of management as to the approval and amendment of the plans described above and any other matters that may come before the Annual Meeting.

     The cost of soliciting proxies will be borne by BancGroup. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, and banks, brokers, nominees or fiduciaries will be required to forward the soliciting material to the principals and to obtain authorization of the execution of proxies. BancGroup also will allow proxies to be delivered by telephone or via the internet. BancGroup may, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to the principals. BancGroup has retained the firm of Georgeson & Co. to solicit street-name holders and will pay such firm a fee of $6,500.

STOCKHOLDERS ELIGIBLE TO VOTE

     This Proxy Statement is furnished to the holders of Common Stock who were holders of record as of the close of business on March 1, 2000. Only those holders are eligible to vote at the Annual Meeting.

     Votes will be tabulated and counted by one or more inspectors of election appointed by the Chairman of the Board. Proxies marked as abstentions and shares held in street names which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. A quorum consists of a majority of the shares of Common Stock outstanding.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     As of March 1, 2000, BancGroup had issued and outstanding 111,591,524 shares of Common Stock with approximately 9,722 stockholders of record. Each such share is entitled to one vote. In addition, as of that date, 1,344,746 shares of Common Stock were subject to issuance upon the exercise of options pursuant to BancGroup's stock option plans, and up to 602,647 shares of Common Stock were issuable upon conversion of BancGroup's Convertible Subordinated Debentures. There are currently 200,000,000 shares of Common Stock authorized. BancGroup is not aware of any material change in the ownership of Common Stock since March 1, 2000.

PRINCIPAL STOCKHOLDERS

     The following table shows the only person who is known to BancGroup to be the beneficial owner as of March 1, 2000, of more than 5% of BancGroup's outstanding Common Stock.

                                                                  SHARES OF BANCGROUP
                                                                   BENEFICIALLY OWNED
                                                              ----------------------------
                                                                              PERCENTAGE
                                                               COMMON          OF CLASS
NAME AND ADDRESS                                                STOCK       OUTSTANDING(1)
----------------                                              ---------     --------------
Robert E. Lowder............................................  5,997,573(1)       5.37%
  Post Office Box 1108
  Montgomery, AL 36101

---------------

(1) Includes 80,000 shares of Common Stock subject to options under BancGroup's stock option plans. In addition, the total includes 25,960 shares and 20,805 shares owned by Mr. Lowder's wife and stepson, respectively. Mr. Lowder disclaims beneficial ownership of these shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates for each director, director-nominee, executive officer, and all executive officers and directors of BancGroup as a group the number of shares of outstanding Common Stock beneficially owned on March 1, 2000.

                                                                   SHARES OF BANCGROUP
                                                                   BENEFICIALLY OWNED
                                                              -----------------------------
                                                                               PERCENTAGE
                                                               COMMON           OF CLASS
NAME                                                            STOCK        OUTSTANDING(1)
----                                                          ---------      --------------
DIRECTORS
Lewis E. Beville............................................      3,988            *
William Britton.............................................     61,014(1)         *
Jerry J. Chesser............................................    319,659            *
Augustus K. Clements, III...................................     43,659            *
Robert S. Craft.............................................     36,953(2)         *
Patrick F. Dye..............................................     33,000            *
Clinton O. Holdbrooks.......................................    608,271(3)         *
Harold D. King..............................................    297,162(4)         *
Robert E. Lowder............................................  5,997,573(5)       5.37%
John Ed Mathison............................................     42,216(6)         *
Milton E. McGregor..........................................    100,000            *
John C.H. Miller, Jr........................................     86,298(7)         *
Joe D. Mussafer.............................................     43,155            *
William E. Powell, III......................................     30,822            *
James W. Rane...............................................      3,661            *
Frances E. Roper............................................    754,827            *
Simuel Sippial..............................................     14,602            *
Edward V. Welch.............................................     62,240            *

                                                                   SHARES OF BANCGROUP
                                                                   BENEFICIALLY OWNED
                                                              -----------------------------
                                                                               PERCENTAGE
                                                               COMMON           OF CLASS
NAME                                                            STOCK        OUTSTANDING(1)
----                                                          ---------      --------------
EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
Young J. Boozer, III........................................    139,191(8)         *
Michelle M. Condon..........................................     44,688(9)         *
P. L. McLeod, Jr. ..........................................    166,290(9)         *
Sarah H. Moore..............................................     18,448(9)         *
W. Flake Oakley, IV.........................................    118,009(9)         *
All Executive Officers and Directors as a Group.............  9,025,726          8.07%

---------------

  * Represents less than 1%.
(1) Includes 7,232 shares owned by Mr. Britton's wife. Mr. Britton disclaims beneficial ownership of the shares.
(2) Includes 2,673 shares held by the IRA of Mr. Craft's wife. Mr. Craft disclaims beneficial ownership of the shares.
(3) Includes 128,996 shares held by Mr. Holdbrooks as trustee.
(4) Includes 40,780 shares owned by Mr. King's wife. Mr. King disclaims beneficial ownership of the shares.
(5) Includes 80,000 shares of Common Stock subject to options under BancGroup's stock option plans. In addition, the total includes 25,960 shares and 20,805 shares owned by Mr. Lowder's wife and stepson, respectively. Mr. Lowder disclaims beneficial ownership of these shares.
(6) Includes 2,000 shares owned by Dr. Mathison's wife. Dr. Mathison disclaims beneficial ownership of the shares.
(7) Includes 45,000 shares subject to options under BancGroup's stock option plans.
(8) Young J. Boozer, III holds a power of attorney to vote shares of stock owned by his father, Young J. Boozer, Jr. This number includes 35,523 shares owned by Young J. Boozer, Jr. and 4,000 shares owned by Young J. Boozer, Jr. and Young J. Boozer, III EX U/W Phyllis C. Boozer.
(9) Michelle M. Condon, P.L. McLeod, Jr., Sarah H. Moore and W. Flake Oakley, IV, hold vested options respecting 22,190, 75,600, 8,500 and 60,000 shares, respectively, pursuant to BancGroup's stock option plans, excluding options that are not exercisable within 60 days of March 1, 2000, due to vesting requirements.

                             ELECTION OF DIRECTORS

     The Board recommends that the stockholders elect the seven persons named below to hold office for terms of two years or three years, as indicated, or until their successors are elected and qualified. BancGroup's Restated Certificate of Incorporation provides that the number of directors which shall constitute the entire Board shall be fixed from time to time by resolutions adopted by the Board, but shall not be less than three persons. If the stockholders elect directors as recommended by the Board, then the Board shall consist of 18 members. By resolution, the Board has fixed the maximum number of directors at 23.

     BancGroup's Restated Certificate of Incorporation provides for the election of directors by classes to terms of three years, with one class of approximately one-third of the total number of directors to be elected each year. Six nominees are proposed for election to the class of directors whose terms expire in 2003. One director is proposed for election to the class of directors whose terms expire in 2002 to provide more balance to the classes. At the Annual Meeting, proxies cannot be voted for more than six directors whose terms expire in 2003 nor more than one director whose term will expire in 2002.

     If, prior to the voting at the Annual Meeting, any person proposed for election as a director is unavailable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the members of the Board may recommend. BancGroup management knows of no reason why any nominated person would be unavailable to serve as a director.

     Assuming a quorum is present at the Annual Meeting, a plurality of the votes cast will be sufficient to elect the directors. On the proxy card, voting for directors is Proposal 1.

     The bylaws of BancGroup contain certain limitations on stockholder nominations of candidates for election as directors. See "Bylaw Provisions Regarding Conduct of Stockholders' Meetings."

     The following table provides certain biographical information about each nominee to be proposed on behalf of the Board and the directors whose terms will not expire until 2001 and 2002. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the last five years. Executive officers serve at the discretion of the Board.

                DIRECTORS TO BE NOMINATED ON BEHALF OF THE BOARD
                          FOR A TERM EXPIRING IN 2003:

                                     POSITION AND OFFICE
NAME, AGE AND YEAR                   HELD WITH BANCGROUP            PRESENT AND PRINCIPAL
BECAME DIRECTOR                      AND SUBSIDIARIES(1)        OCCUPATION FOR LAST FIVE YEARS
------------------              ------------------------------  ------------------------------
Lewis E. Beville                Director, BancGroup; Director,  Vice President of Thames,
    48, 1997                    Gulf Coast Region; Chairman,    Batre, Mattei, Beville and
                                Audit Committee                 Ison (insurance agency),
                                                                Mobile, AL
Jerry J. Chesser                Director, BancGroup; Chairman   President, Shelby Contracting
    63, 1984                    of the Board, Huntsville        Co., Inc. (general
                                Region; Member, Audit           contractor), Huntsville, AL
                                Committee

John Ed Mathison                Director, BancGroup; Director,  Senior Minister, Frazer
    61, 1987                    Montgomery Region; Member,      Memorial United Methodist
                                Personnel and Compensation      Church, Montgomery, AL
                                Committee

Joe D. Mussafer                 Director, BancGroup; Director,  President, Montgomery Beverage
    60, 1981                    Montgomery Region; Member,      Company, Inc. (wholesale
                                Personnel and Compensation      beverage distributorship),
                                Committee                       Montgomery, AL

                                     POSITION AND OFFICE
NAME, AGE AND YEAR                   HELD WITH BANCGROUP            PRESENT AND PRINCIPAL
BECAME DIRECTOR                      AND SUBSIDIARIES(1)        OCCUPATION FOR LAST FIVE YEARS
------------------              ------------------------------  ------------------------------
Frances E. Roper                Director, BancGroup; Director,  Owner, Roper's Flowers (retail
    80, 1984                    Huntsville Region; Member,      florist); Owner, Frances Roper
                                Personnel and Compensation      Corporation (renting and
                                Committee; Member, Audit        leasing properties),
                                Committee                       Huntsville, AL

Edward V. Welch                 Director, BancGroup; Director,  Chairman of the Board, Welch,
    67, 1981                    Montgomery Region; Member,      Hornsby & Welch, Inc,
                                Asset-Liability Committee       (investment advisory firm) and
                                                                Trinity Investments, Inc.,
                                                                (investments holding company),
                                                                since May 1994, Montgomery, AL

                       DIRECTOR TO BE NOMINATED ON BEHALF OF THE BOARD
                                 FOR A TERM EXPIRING IN 2002:

William E. Powell, III          Director, BancGroup; Director,  Executive Vice President,
    55, 1987                    Montgomery Region; Member,      Alabama Cattlemen's
                                Asset-Liability Committee       Association (trade association
                                                                representing the beef cattle
                                                                industry), Montgomery, AL

                       CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2001:
Augustus K. Clements, III       Director, BancGroup; Director,  General Agent, New England
    57, 1995                    Colonial Bank; Director,        Financial/The Clements Agency
                                Montgomery Region; Member,      (insurance), Montgomery, AL
                                Executive Committee; Member,
                                Asset-Liability Committee

Robert S. Craft                 Director, BancGroup; Chairman   President, Craft Development
    48, 1992                    of the Board, Gulf Coast        Corp. (golf course ownership
                                Region; Member, Executive       and development); Managing
                                Committee                       Partner, Pinehurst Development
                                                                (real estate development);
                                                                President, Craft Land Company,
                                                                Inc. (real estate
                                                                development); Partner, Craft
                                                                Turf Farms (turf grass
                                                                production and sales);
                                                                President, Wingo Trucking
                                                                (trucking company); Managing
                                                                Member, Woodlands Management
                                                                Co. (golf course management);
                                                                Managing Member, Bright's
                                                                Creek Development Co. (golf
                                                                course ownership); Managing
                                                                Member, TRI-TEL, LLC (hotel
                                                                ownership); President, Cotton
                                                                Creek Condominium Development
                                                                Corp. (condominium
                                                                development), Foley, AL.

                                     POSITION AND OFFICE
NAME, AGE AND YEAR                   HELD WITH BANCGROUP            PRESENT AND PRINCIPAL
BECAME DIRECTOR                      AND SUBSIDIARIES(1)        OCCUPATION FOR LAST FIVE YEARS
------------------              ------------------------------  ------------------------------
Clinton O. Holdbrooks           Director, BancGroup; Chairman   Chairman of the Board, East
    61, 1986                    of the Board, East Central      Central Region, since January
                                Region; Member,                 1988, Pell City, AL
                                Asset-Liability Committee;
                                Member, Audit Committee

Harold D. King                  Vice Chairman, BancGroup;       Vice Chairman, BancGroup,
    67, 1986                    Director, Birmingham Region;    since October 1987, Pell City,
                                Director, East Central Region;  AL
                                Director, Colonial Bank;
                                Member, Executive Committee;
                                Chairman, Asset-Liability
                                Committee

Robert E. Lowder*               Chairman of the Board and       Chief Executive Officer and
    57, 1981                    Chief Executive Officer,        Chairman of the Board,
                                BancGroup; Chairman, Executive  Colonial BancGroup; Chairman
                                Committee; Chairman of the      of the Board and Chief
                                Board and Chief Executive       Executive Officer, Colonial
                                Officer, Colonial Bank;         Bank; Chairman of the Board
                                Director, Birmingham Region;    and CEO, Colonial Mortgage
                                Director, Huntsville Region;    Company until 1999; Chairman
                                Director, Northwest Region;     of the Board and President,
                                Director, East Central Region;  Colonial Broadcasting Company,
                                Director, Gulf Coast Region;    Inc. until 1998, Montgomery,
                                Director, Montgomery Region;    AL
                                Director, Central Florida
                                Region; Director, South
                                Florida Region; Director, Bay
                                Area Region; Director,
                                Southwest Florida Region;
                                Chairman of the Board, Atlanta
                                Region; Director, Dallas
                                Region; Director, Nevada
                                Region; Director, Central
                                Georgia Region

John C. H. Miller, Jr.          Director, BancGroup; Director,  Partner, Miller, Hamilton
    56, 1981                    Gulf Coast Region; Chairman,    Snider & Odom, L.L.C. (law
                                Personnel and Compensation      firm), Vice President, The
                                Committee; Member, Executive    Pilot Group (consulting firm),
                                Committee                       Mobile, AL

James W. Rane                   Director, BancGroup; Member,    President, Great Southern Wood
    52, 1997                    Audit Committee                 Preserving, Inc., Great
                                                                Southern Wood of Florida, Inc.
                                                                and Great Southern Wood of
                                                                North Alabama, Inc. (lumber
                                                                company), Abbeville, AL

                       CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2002:

William Britton                 Director, BancGroup; Director,  Muscle Shoals Mack Sales, Inc.
    75, 1985                    Northwest Region; Member,       (truck service and retail
                                Audit Committee                 sales business), Muscle
                                                                Shoals, AL

                                     POSITION AND OFFICE
NAME, AGE AND YEAR                   HELD WITH BANCGROUP            PRESENT AND PRINCIPAL
BECAME DIRECTOR                      AND SUBSIDIARIES(1)        OCCUPATION FOR LAST FIVE YEARS
------------------              ------------------------------  ------------------------------
Patrick F. Dye                  Director, BancGroup; Member,    Special Advisor, Auburn
    60, 1981                    Asset-Liability Committee       University, since December,
                                                                1992; Head Football Coach and
                                                                Athletic Director, Auburn
                                                                University, 1981-1992, Auburn,
                                                                AL

Milton E. McGregor              Director, BancGroup; Member,    President and CEO, Macon
    60, 1993                    Personnel and Compensation      County Greyhound Park d/b/a
                                Committee                       Victoryland; President and
                                                                CEO, Jefferson County Racing
                                                                Association (greyhound racing
                                                                facility) since 1992,
                                                                Montgomery, AL

Simuel Sippial                  Director, BancGroup; Director,  President, Sippial
    56, 1997                    Colonial Bank; Director,        Enterprises, Inc. (real estate
                                Montgomery Region; Member,      investments), Montgomery, AL
                                Personnel and Compensation
                                Committee

---------------

*   Indicates that the director is also an executive officer.
(1) All references to the word "Region" refer to a region of Colonial Bank.

     BancGroup's Restated Certificate of Incorporation provides that there shall be an Audit Committee of the Board composed of not less than three directors appointed by the Board at least annually, none of whom shall be active officers of BancGroup, whose duty it shall be to make an examination at least once each year into the financial affairs of BancGroup and to report the results of their examination in writing to the Board at its next regular meeting. The Audit Committee may make recommendations to the Board and, with the approval of the Board, may employ an independent firm of certified public accountants. The Audit Committee of the Board presently consists of Lewis E. Beville, Chairman, William Britton, Jerry J. Chesser, Clinton O. Holdbrooks, Frances E. Roper, and James W. Rane. The Audit Committee met four times in 1999.

     BancGroup has a Personnel and Compensation Committee presently consisting of John C. H. Miller, Jr., Chairman, Joe D. Mussafer, Milton E. McGregor, John Ed Mathison, Frances E. Roper and Simuel Sippial. The principal functions of this committee are to make recommendations from time to time to the Board regarding compensation and personnel matters, compensation plans in which officers and directors are eligible to participate, the establishment of or changes in benefit plans in which officers and employees participate, and personnel policies. A subcommittee of this committee consisting of Joe D. Mussafer, Frances E. Roper and Simuel Sippial performs these functions regarding executive officers of BancGroup. The committee met one time, and the subcommittee met three times in 1999 (See "Executive Compensation Committee Report").

     BancGroup has no nominating committee.

     BancGroup has an Executive Committee presently consisting of Robert E. Lowder, Chairman, Augustus K. Clements, III, Robert S. Craft, Harold D. King, and John C.H. Miller, Jr. The principal functions of this committee are to perform certain actions in lieu of the Board at times when a meeting of the full Board is not feasible or practicable. This committee met one time in 1999.

     During 1999, the Board met four times. All incumbent BancGroup directors attended 75% or more of the Board meetings and their respective committee meetings except Mr. Dye and Mr. McGregor. Mr. Dye attended 50% of the Board meetings and 50% of committee meetings. Mr. McGregor attended 75% of the Board meetings and 50% of committee meetings.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires BancGroup's directors, certain officers and 10% stockholders, if any, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders, if any, are required by SEC regulations to furnish BancGroup with copies of all Section 16(a) reports they file, including reports on Form 5 which are filed with the SEC annually.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, BancGroup believes that during 1999 all filings applicable to its officers, directors and 10% stockholders were made timely, except as follows:

     James W. Rane, a director of BancGroup, was late in filing three reports required by Section 16(a) of the Exchange Act for one transaction that occurred in 1998 and three transactions in 1999. Robert S. Craft, a director of BancGroup, was late in filing one report required by Section 16(a) of the Exchange Act for a transaction that occurred in 1999.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Personnel and Compensation Committee of BancGroup consists of John C.H. Miller, Jr., Chairman, Frances E. Roper, Milton E. McGregor, Joe D. Mussafer, John Ed Mathison, and Simuel Sippial. Mr. Miller is a partner in the law firm of Miller, Hamilton, Snider & Odom, L.L.C. Such firm performed legal services for BancGroup and its subsidiary bank, Colonial Bank, in 1999 and received approximately $1,195,607 in fees. In addition, as described below at "Executive Compensation -- Director Compensation," Mr. Miller received employment-related compensation of $42,577 from BancGroup in 1999. See "-- Other Transactions".

     Robert E. Lowder is the Chief Executive Officer, Chairman of the Board and a principal stockholder of BancGroup. For a discussion of certain transactions between Mr. Lowder and BancGroup, see "Certain Transactions with Mr. Lowder", which follows immediately below.

CERTAIN TRANSACTIONS WITH MR. LOWDER

     BancGroup and its subsidiaries lease office space in the Colonial Financial Center in Montgomery, Alabama, from GC Associates I, Joint Venture, a company in which Mr. Lowder has a 16.7% ownership interest. The lease agreements, which began in 1987 and will expire in 2007, provide that BancGroup and its subsidiaries will pay rent of approximately $1,483,234 in the aggregate, per annum, subject to certain adjustments, including reimbursement of certain operating expenses, to GC Associates I.

     Colonial Bank currently leases real estate which is partially owned by Mr. Lowder and on which one of its Montgomery, Alabama branches is located. Mr. Lowder receives an annual rental of $2,000 pursuant to this lease. This lease commenced in 1974, was renewed in 1999 and has a five-year term.

     BancGroup currently leases office space in Montgomery, Alabama, from Colonial Realty Limited Partnership ("Colonial Realty"), a company in which Mr. Lowder owns 5.5% of the partnership units, including those units held by Colonial Properties Trust, the general partner of Colonial Realty. This lease commenced in 1989 and expires in 2000. BancGroup will pay approximately $353,361 per annum, subject to certain adjustments, including reimbursement of certain operating expenses, to Colonial Realty.

     BancGroup and Colonial Bank also lease office and branch office space in Montgomery, Alabama from Colonial Properties Trust ("Colonial Properties"), in which Mr. Lowder owns or has an ownership interest in 7.8% of the common shares of Colonial Properties, including shares issuable upon conversion of units in Colonial Realty and options exercisable within 60 days. These leases commenced in 1992 and 1999 and expire in 2002. BancGroup and Colonial Bank pay approximately $39,708 per annum, subject to certain adjustments, as lease payments to Colonial Properties.

     During part of 1999, REL Services Inc. ("REL Services"), a corporation wholly owned by Mr. Lowder, provided the use of an aircraft to BancGroup and its subsidiaries pursuant to an agreement entered into in April 1998, and amended in January 1999. The agreement provided that BancGroup and its subsidiaries pay REL Services up to $1,920,000 per year for the use of a Cessna Citation aircraft owned by REL Services for unlimited hours of flight and ground time per year. In the aggregate, $859,743 was paid to REL Services, Inc. in 1999. This agreement was terminated during August 1999.

     With respect to the preceding transactions, management of BancGroup believes that such arrangements are at least as favorable to BancGroup as those which might be negotiated with unaffiliated parties for similar transactions.

OTHER TRANSACTIONS

     BancGroup has retained in the past and proposes to retain in the future on behalf of BancGroup or its subsidiaries the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Mobile, Alabama, of which a director of BancGroup, John C. H. Miller, Jr., is a partner. Legal fees paid to this firm by BancGroup and its subsidiaries were approximately $1,195,607 for 1999.

     Management of BancGroup believes that such arrangements and related transactions are at least as favorable to BancGroup as that which might be negotiated with an unaffiliated parties for similar arrangements and transactions.

LOANS

     Certain directors, officers and principal stockholders of BancGroup and their affiliated interests were customers of and had transactions with Colonial Bank in the ordinary course of its business during the past year. Additional transactions may be expected to take place in the ordinary course of business. Included in such transactions were outstanding loans and commitments from Colonial Bank, all of which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table presents for the last three fiscal years of BancGroup the compensation paid to the Chief Executive Officer of BancGroup and the four most highly compensated executive officers of BancGroup, in addition to the Chief Executive Officer, whose total annual salary and bonus for 1999 exceeded $100,000.

                                                                            LONG TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                   ---------------------------
                                         ANNUAL COMPENSATION       RESTRICTED       SECURITIES
                                     ---------------------------     STOCK          UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)   AWARDS($)        OPTIONS(#)   COMPENSATION(1)
---------------------------          ----   ---------   --------   ----------       ----------   ---------------
Robert E. Lowder...................  1999   $982,686    $350,000    $298,823(2)(3)   100,000(7)      $19,473
  Chairman and CEO                   1998    848,077          --      56,532(2)      100,000(6)        6,620
                                     1997    798,492          --     427,025(2)(3)        --           6,370
P. L. McLeod, Jr...................  1999    256,846      25,000      54,502(3)(4)    10,000(7)        5,213
  President                          1998    229,231          --       4,392(4)       40,000(6)        5,288
                                     1997    195,192      50,000       8,541(4)       24,000(5)        4,924
W. Flake Oakley, IV................  1999    206,923      50,000      52,500(3)       30,000(7)        5,000
  Executive Vice President, Chief    1998    179,317          --          --          40,000(6)        5,000
  Financial Officer and Secretary    1997    161,865      25,000          --          20,000(5)        4,422
Young J. Boozer, III...............  1999    147,231       5,000          --              --           3,681
  Executive Vice President           1998    132,846          --          --              --           3,321
                                     1997    125,769          --          --              --           3,269
Michelle M. Condon.................  1999    149,423          --          --           2,000(7)        3,868
  Executive Vice President           1998    130,000          --          --           2,500(6)        3,427
                                     1997    114,231       3,000      34,438(3)        4,000(5)        3,083

---------------

(1) The amounts shown in this column for Mr. Lowder consist of $13,199 in compensation for personal use of the company aircraft in 1999. They also include for Mr. Lowder $5,000, $5,000 and $4,750 contributed in 1999, 1998 and 1997, respectively, to BancGroup's 401(k) and Profit Sharing Plan; and $1,274, $1,620 and $1,620 in 1999, 1998 and 1997, respectively, for insurance premiums paid by BancGroup for Mr. Lowder. The amounts for Mr. McLeod consist of $5,000, $5,000 and $4,750 contributed in 1999, 1998 and 1997, respectively, to BancGroup's 401(k) and Profit Sharing Plan; and $213, $288 and $174 in 1999, 1998 and 1997, respectively, for insurance premiums paid by BancGroup. The amounts for Ms. Condon consist of $3,736, $3,325 and $2,981 in contributions by BancGroup to the 401(k) and Profit Sharing Plan and $132, $102 and $102 for insurance premiums paid by BancGroup in 1999, 1998 and 1997, respectively. The amounts shown for all other persons reflect only contributions by BancGroup to the 401(k) and Profit Sharing Plan.
(2) Includes the market value of 3,501, 4,711 and 4,800 shares of Common Stock as of December 31, 1999, 1998 and 1997, respectively, awarded to Mr. Lowder in lieu of cash director fees pursuant to BancGroup's Restricted Stock Plan for Directors. These shares vest at the conclusion of the director's term during which they were awarded. At December 31, 1999, December 31, 1998 and December 31, 1997, the per share market values of these shares were $10.375, $12.00 and $17.2188, respectively.
(3) Includes the market value, on the date of grant, of shares awarded under BancGroup's Stock Bonus Plan. Mr. Lowder, Mr. McLeod and Mr. Oakley were granted 25,000, 5,000 and 5,000 shares, respectively, on January 2, 2000, based on 1999 performance. Mr. Lowder and Ms. Condon were granted 20,000 and 2,000 shares, respectively, on January 2, 1998, based on 1997 performance. These shares vest at 20% per year beginning one year from the date of grant. The holder is entitled to receive dividends on these shares and to vote the shares prior to vesting. At January 2, 2000 and January 2, 1998, the per share market value of these shares were $10.50 and $17.22.

    The following table provides information about restricted shares not vested as of December 31, 1999.

                                                                  AGGREGATE # OF        MARKET VALUE ON
                            NAME                              RESTRICTED SHARES HELD   DECEMBER 31, 1999
                            ----                              ----------------------   -----------------
Robert E. Lowder............................................          33,561               $348,195
P. L. McLeod, Jr............................................          12,200                126,575
W. Flake Oakley, IV.........................................          11,800                122,425
Michelle Condon.............................................           3,600                 37,350

(4) Includes the market value as of December 31, 1999, December 31, 1998 and December 31, 1997, of 193, 366 and 496, respectively, shares of Common Stock awarded to Mr. McLeod in lieu of cash director fees pursuant to BancGroup's Restricted Stock Plan for Directors. These shares vest at the conclusion of the director's term during which they were awarded. At December 31, 1999, December 31, 1998 and December 31, 1997, the per share market values of these shares were $10.375, $12.00 and $17.2188, respectively.
(5) Represents options granted January 2, 1998, based on 1997 performance. These options vest at the rate of 20% per year beginning one year from the date of the grant.
(6) Represents options awarded December 30, 1998, based on 1998 performance. These options vest at the rate of 20% per year beginning one year from the date of grant.
(7) Represents options awarded December 30, 1999, based on 1999 performance. These options vest at the rate of 20% per year beginning one year from the date of grant.

FOR A DISCUSSION OF CERTAIN COMPENSATION COMMITTEE INTERLOCKS, SEE "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION." SEE ALSO "EXECUTIVE COMPENSATION COMMITTEE REPORT."

OPTIONS

     The following table shows certain information respecting exercised and unexercised options for Common Stock held by BancGroup executive officers at December 31, 1999. Certain options have been granted pursuant to a vesting schedule which only permits the holder to exercise options respecting 20% of the shares for each year the holder is employed after the grant of options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING        VALUES OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS        IN-THE-MONEY
                                                                            AT                 OPTIONS AT
                                                                    DECEMBER 31, 1999     DECEMBER 31, 1999(2)
                                                                   --------------------   ---------------------
                                SHARES ACQUIRED       VALUE            EXERCISABLE/           EXERCISABLE/
             NAME               ON EXERCISE(#)    REALIZED($)(1)      UNEXERCISABLE           UNEXERCISABLE
             ----               ---------------   --------------   --------------------   ---------------------
Robert E. Lowder..............           0           $     0          422,040/240,000      $3,230,513/$47,835
P. L. McLeod, Jr..............           0                 0            76,800/69,200           172,692/3,240
W. Flake Oakley, IV...........           0                 0            56,000/86,000           125,352/3,240
Young J. Boozer, III..........       1,500            15,188               47,000/-0-             410,356/-0-
Michelle Condon...............           0                 0             21,390/8,800              44,346/648

---------------

(1) Value realized is the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise.
(2) Value is calculated by subtracting the exercise price from the market value of underlying securities at December 31, 1999.

     The following table shows certain information respecting grants of options respecting Common Stock to certain executive officers of BancGroup during 1999.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL RATES OF
                                                                                                  STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                                                FOR OPTION TERM
                              ---------------------------------                                 -----------------------------
                                            PERCENT
                                NUMBER     OF TOTAL
                                  OF        OPTIONS
                              SECURITIES    GRANTED               MARKET
                              UNDERLYING      TO       EXERCISE    PRICE
                               OPTIONS     EMPLOYEES   OR BASE    ON DATE
                               GRANTED     IN FISCAL    PRICE       OF
            NAME                 (#)         YEAR       ($/SH)     GRANT     EXPIRATION DATE    0%($)    5%($)       10%($)
            ----              ----------   ---------   --------   -------   -----------------   -----   --------   ----------
Robert E. Lowder............   100,000      8.27%       $10.50       *      December 30, 2009    -0-    $660,339   $1,673,430
P. L. McLeod, Jr............    10,000      0.83%        10.50       *      December 30, 2009    -0-      66,034      167,343
W. Flake Oakley, IV.........    30,000      2.48%        10.50       *      December 30, 2009    -0-     198,102      502,029
Michelle Condon.............     2,000      0.17%        10.50       *      December 30, 2009    -0-      13,207       33,469

---------------

* Same as exercise price

DEFINED BENEFIT PLAN

     BancGroup has adopted a Retirement Plan for all of the employees of BancGroup and its subsidiaries. An employee becomes eligible on January 1 or July 1 following age 21 and completion of 1,000 hours of service during a year of employment by BancGroup or one of its subsidiaries.

     The following table reflects the estimated annual benefits payable upon retirement under the Retirement Plan as a single life annuity commencing at age
65. These benefits ignore the lower benefit rate applicable to earnings below the Social Security Covered Compensation level.

                                                   YEARS OF SERVICE
FINAL ANNUAL          ---------------------------------------------------------------------------
REMUNERATION             5               10               15               20               25
------------          -------          -------          -------          -------          -------
  $100,000            $ 7,600          $15,200          $22,800          $30,400          $38,000
  125,000               9,500           19,000           28,500           38,000           47,500
  160,000              12,160           24,320           48,640           48,640           60,800
  170,000              12,920           25,840           38,760           51,680           64,600

Over $170,000 benefits are identical to benefits paid per $170,000.

     Benefits are based upon the number of years of service (maximum 25 years), the participant's final earnings, and the amount of Social Security Covered Compensation. A participant receives credit for a year of service for every year in which 1,000 hours are completed in the employment of BancGroup or one of its subsidiaries.

     The benefits shown are limited by the current statutory limitations which restrict the amount of benefits which can be paid from a qualified retirement plan. The statutory limit on compensation which may be recognized in calculating benefits is $170,000. This limitation is scheduled to increase periodically with the cost of living increase.

     All compensation, except compensation which relates to director fees, if any, shown for executive officers in the cash compensation table above is covered by the Retirement Plan. Robert E. Lowder has 35 years of eligibility, P.
L. McLeod, Jr. has 18 years, W. Flake Oakley has 12 years, Young J. Boozer, III has 15 years, and Michelle M. Condon has 27 years.

COMPENSATION PLANS

     Directors' Plan. BancGroup's Restricted Stock Plan for Directors (the "Directors' Plan") provides a means whereby all directors of BancGroup and its subsidiaries may receive shares of BancGroup Common Stock in lieu of cash fees for service as directors.

     Upon election as a director, each director may receive, at the option of the director, in lieu of cash fees, that number of whole shares of Common Stock of BancGroup, rounded to the nearest whole number, determined by dividing the Regular Fees the director would have received during the director's current term of office by the average of the closing prices of the Common Stock as reported by the New York Stock Exchange for the period of 30 trading days prior to such election. "Regular Fees" means that amount of fees payable to a director in cash, and without regard to attendance at meetings, for a full term of office as a director.

     A director may also elect to receive Common Stock at the end of the term, based upon the amount of Supplemental Fees such director would have been entitled to receive during such term and subject to certain restrictions and risks of forfeiture, provided such director has waived the receipt of Supplemental Fees at the commencement of such director's term. "Supplemental Fees" means fees paid to a director for attendance at the committee meetings, special meetings of the Board, or otherwise, and which are paid only on an ad hoc basis. The number of shares to which the director is entitled shall be calculated at the end of the director's term and shall be equal to that number of whole shares of Common Stock, rounded to the nearest whole number, determined by dividing the Supplemental Fees the director would have received during the current term by the average of the closing prices of the Common Stock for the period of 30 trading days prior to the election as a director to such term.

     Each director of BancGroup who participates in the Directors' Plan must enter into a written agreement with BancGroup. Directors of BancGroup may elect on an annual basis whether to participate in the Directors' Plan for the following year commencing with the annual meeting of stockholders, in which case the 30-day period used to determine price expires prior to the annual meeting which commences the period of annual participation. No director may receive more than 4,800 shares of Common Stock during any one year, except for shares which may be received through stock splits, stock dividends, or certain other events specified in the Directors' Plan.

     Directors to whom shares of Common Stock have been awarded in lieu of Regular Fees under the Directors' Plan have all rights of shareholders with respect to shares of Common Stock so awarded, subject to certain provisions regarding forfeiture, which means, among other things, that directors may receive dividends upon and vote the shares of Common Stock awarded in lieu of Regular Fees.

     Stock Option Plans. In 1992, BancGroup adopted incentive and nonqualified stock option plans pursuant to which options for Common Stock may be issued to officers, directors and employees. BancGroup may issue a total of 7,400,000 shares of Common Stock under these plans. See "Approval of Amendment to Incentive Stock Option Plan" and "Approval of Amendment to Non-Qualified Stock Option Plan". BancGroup's former stock option plans expired in 1992, but options issued pursuant to those plans remain outstanding.

     Stock Bonus Plan. BancGroup also adopted in 1992 a Stock Bonus and Retention Plan pursuant to which 3,000,000 shares of Common Stock may be issued. See "Approval of Amendment to Stock Bonus and Retention Plan".

     Director Compensation. Directors of BancGroup receive fees of $2,500 per quarter, plus $1,000 for each Board meeting attended. Members of BancGroup committees receive fees of $500 for each BancGroup committee meeting attended. Certain directors of BancGroup also serve as directors of Colonial Bank or its regional boards and receive fees that are comparable to those paid by BancGroup. Fees paid to BancGroup directors in cash for 1999 totaled $90,600. In 1999, a total of 12,762 shares of Common Stock were earned and 15,262 shares were issued under the Directors' Plan to BancGroup directors for service as directors of BancGroup and its subsidiaries.

     John C. H. Miller, Jr., Clinton O. Holdbrooks, Patrick F. Dye and John Ed Mathison received employment-related compensation during 1999 of $42,577, $1,900, $3,116 and $18,692, respectively. Mr. Miller provides advice to BancGroup management and to the Colonial Bank's Gulf Coast Region that extends beyond legal work for which Mr. Miller's law firm receives legal fees. Mr. Holdbrooks, Mr. Dye and Dr. Mathison perform consulting, public relations and/or customer development services for either BancGroup, Colonial Bank or both.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Personnel and Compensation Committee of BancGroup (the "Committee") consists of John C. H. Miller, Jr., Chairman, Milton E. McGregor, Joe D. Mussafer, John Ed Mathison, Frances E. Roper, and Simuel Sippial. The Committee reviews and determines cash compensation as it relates to officers of BancGroup, other than BancGroup's executive officers. However, the Board has established a subcommittee of the Committee (the "Subcommittee"), consisting of Joe D. Mussafer, Frances E. Roper, and Simuel Sippial, to determine all cash compensation for executive officers of BancGroup. The Subcommittee also makes decisions regarding awards of Common Stock under BancGroup's stock option and stock bonus plans, including awards made to executive officers.

     John C. H. Miller, Jr. and John Ed Mathison receive employment-related compensation from BancGroup, and the law firm of which Mr. Miller is a partner receives legal fees from BancGroup. See "Executive Compensation Committee Interlocks and Insider Participation" and "Executive Compensation -- Director Compensation."

COMPENSATION PRINCIPLES

     The Subcommittee determines executive compensation in accordance with five principles: (1) BancGroup's financial performance, both in terms of the attainment of short-term and long-term goals; (2) the competitiveness of executive compensation with BancGroup's peers; (3) the encouragement of stock ownership by executive officers; (4) the individual performance of each executive officer; and (5) recommendations of the Chief Executive Officer regarding all executive officers other than himself. No disproportionate weight is assigned to any individual principle.

TOTAL CASH COMPENSATION

     Cash compensation consists of an annual salary established at the beginning of the fiscal year and a year-end bonus described further below. In setting compensation for the 1999 fiscal year, the Subcommittee reviewed the compensation paid by a peer group of 44 bank holding companies which, as of September 30, 1998, had total assets of between $3.0 and $10.0 billion, which is a category designated by the Board of Governors of the Federal Reserve System as Peer Group 2. A total of 59 bank holding companies were in this category, but compensation information on 19 companies was not available. In addition, Alabama's largest bank holding companies, regardless of asset size, were included in the peer-group because of their direct in-state competition with BancGroup. BancGroup had total assets of $10.46 billion at year-end 1998.

     The Subcommittee determined the salaries of the executive officers of BancGroup for 1999 in mid-January, 1999. The salaries paid to executive officers in the peer group companies were analyzed in terms of (1) return on average assets, (2) return on average equity, (3) nonperforming assets, and (4) stock performance within ranges comparable to the same performance criteria for BancGroup. These criteria reflect how well the executives perform for the benefit of stockholders and provide a range of performance comparable to the performance of BancGroup.

     The Subcommittee accorded equal weight to the performance criteria in assessing the performance of BancGroup and in making the comparisons with the peer group. The Subcommittee did not recommend compensation levels based upon a formula, but, rather, after reviewing the factors outlined above and receiving recommendations of the Chief Executive Officer for each person reviewed other than the Chief Executive Officer, the Subcommittee established salaries for 1999 that, in its subjective judgment, were fair in terms of BancGroup's performance in comparison with the peer group, the responsibilities performed by the executive within BancGroup and the level of compensation paid to comparable executives in the peer group companies.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The Subcommittee evaluated the salary of the Chief Executive Officer on the basis of the same criteria used to evaluate salaries of other executive officers. The Subcommittee's determination of an appropriate level of compensation for the Chief Executive Officer was thus based on a comparison of BancGroup's performance with the performance of the peer group, the Chief Executive Officer's responsibilities within BancGroup, and the compensation paid to chief executive officers within the peer group. The Subcommittee recommended that Mr. Lowder's salary for 1999 be set at $950,000.

CASH BONUSES

     The Subcommittee approved cash bonuses to BancGroup's executive officers, other than the Chief Executive Officer, as follows: $5,000 to Young J. Boozer, III, $25,000 to Purser L. McLeod, Jr., $10,000 to Sarah H. Moore, and $50,000 to
W. Flake Oakley, IV. The Subcommittee based these awards upon the recommendations of the Chief Executive Officer.

     The Subcommittee awarded a bonus of $350,000 to the Chief Executive Officer at the sole discretion of the Subcommittee. In awarding such bonus, the Subcommittee considered the same four performance criteria that the Subcommittee considers in determining annual compensation, although the amount of such bonus was a subjective judgment of what the Subcommittee deemed to be appropriate.

STOCK BONUSES AND STOCK OPTIONS

     In December 1999, the Subcommittee awarded BancGroup stock options and shares under BancGroup's Incentive Stock Option Plan and Stock Bonus and Retention Plan as follows: 10,000 options and 5,000 shares to Mr. McLeod, 30,000 options and 5,000 shares to Mr. Oakley, 2,000 options to Ms. Condon, and 10,000 options and 2,000 shares to Ms. Moore. With respect to these awards, the Subcommittee considered the recommendation of the Chief Executive Officer. The Subcommittee awarded Mr. Lowder 100,000 options under BancGroup's Non-Qualified Stock Option Plan and 25,000 shares under BancGroup's Stock Bonus and Retention Plan. The Subcommittee made these awards to Mr. Lowder based upon what it subjectively deemed to be appropriate. All stock bonuses awarded by the Subcommittee vest at the rate of 20% per year for each year the employee is employed from the date of the grant.

     This foregoing report is submitted by the Subcommittee.

         Subcommittee:

         Joe D. Mussafer
         Frances E. Roper
         Simuel Sippial

                 COMPARATIVE FIVE-YEAR CUMULATIVE TOTAL RETURN
                      AMONG THE COLONIAL BANCGROUP, INC.,
                       S&P 500 INDEX AND S&P GROUP INDEX

December 31                1994     1995     1996     1997     1998     1999
Colonial BancGroup, Inc.   100.00   169.05   216.46   381.84   271.98   242.53
S&P Group Index            100.00   157.47   215.16   323.53   357.46   306.71
S&P 500 Index              100.00   137.58   169.17   225.61   290.09   351.13

                   ASSUMES $100 INVESTED ON DECEMBER 31, 1994
                          ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDED DECEMBER 31, 1999

     Neither the foregoing graph nor the Executive Compensation Committee Report given above is to be deemed to be incorporated by reference into any past or subsequent filings by BancGroup under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                             APPROVAL OF AMENDMENT
                         TO INCENTIVE STOCK OPTION PLAN

THE AMENDMENT

     In 1992, the stockholders approved BancGroup's ISO Plan authorizing the issuance of 2,200,000 shares of common stock (adjusted to reflect two-for-one stock splits paid in the form of dividends on February 9, 1997 and August 14, 1998, respectively). The stockholders approved raising the number of authorized shares in the ISO Plan from 2,200,000 to 4,200,000 at their 1998 annual meeting. Incentive stock options ("ISOs") have been granted during the past eight years pursuant to this plan. On January 19, 2000, the Board approved an amendment (the "Amendment") to the ISO Plan, subject to stockholder approval. The Amendment increases the aggregate number of shares which may be issued upon the exercise of all options under the ISO Plan from 4,200,000 shares of Common Stock to 5,700,000 shares of Common Stock.

     As of March 1, 2000, approximately 1,050,188 shares of Common Stock remained available for grants under the ISO Plan. The small number of available shares remaining will limit BancGroup's ability to grant ISOs in the future. The Board believes that the ISO Plan provides an effective means for BancGroup to attract and retain skilled managers and executives in a competitive market, and that it is important to have additional stock available under the ISO Plan for the purpose of granting ISOs. Therefore, the Board recommends that the stockholders approve the amendment to the ISO Plan.

ISO PLAN SUMMARY

     Generally, the purpose of the ISO Plan is to promote the interests of BancGroup by providing an incentive to officers and key management employees of BancGroup and its subsidiaries to remain in the employ of BancGroup or its subsidiaries and to aid BancGroup in attracting and developing capable management personnel. Pursuant to the ISO Plan, such persons will continue to be offered an opportunity to acquire and increase a proprietary interest in BancGroup through options to purchase Common Stock. Options are typically granted for no consideration paid by the recipient.

     The Common Stock to be delivered upon the exercise of options granted under the ISO Plan are to be made available from the authorized but unissued shares of Common Stock, or from shares of Common Stock reacquired by BancGroup, including shares purchased in the open market. On March 1, 2000, the closing price for the Common Stock was $8.9375.

     The price at which shares of Common Stock may be purchased pursuant to the ISO Plan is determined by the Subcommittee of the Personnel and Compensation Committee (the "Subcommittee"). Such price may not be less than 100% of the fair market value of the shares on the date that an option is granted. The fair market value is to be determined by, and in accordance with procedures to be established by, the Subcommittee. No option may be granted after January 15, 2002. Under the terms of the ISO Plan, the optionee must be an employee of BancGroup or a subsidiary of BancGroup from the date of the granting of the option until three months (one year in the event of disability) before the date of exercise (except that if an optionee dies while employed, the option may be exercised within one year after the date of appointment of a personal representative for such deceased optionee's estate). If employment is terminated for misconduct, the option shall be terminated at that time.

     Key salaried employees of BancGroup and any of its subsidiaries, including officers, are eligible to receive options under the ISO Plan; provided, however, that no person shall be eligible to receive options who, immediately after such option is granted, would own Common Stock equaling more than 10% of the total combined voting power of all outstanding Common Stock, unless options are priced in an amount which equals at least 110% of the fair market value of the Common Stock (at the time of the grant) and unless the options are required to be exercised within five years from the date of grant. The Subcommittee determines which salaried employees are "key" employees for the purposes of the ISO Plan. Approximately 302 persons are current participants in the ISO Plan as of March 1, 2000.

     Options granted pursuant to the ISO Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. Because the selection of participants is discretionary, it is not possible to determine the number of persons who will receive awards under the ISO Plan during its term.

CERTAIN TAX CONSEQUENCES

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the ISO Plan. The summary may not address all tax consequences that may be relevant to a particular optionee. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Optionees are strongly urged to consult their tax advisors concerning the particular federal, state, local or foreign tax consequences to them of the transactions described below.

     Options granted under the ISO Plan generally are intended to qualify as ISOs under Section 422 of the Internal Revenue Code of 1986 (the "Code"), as amended. An optionee generally will not recognize income upon the grant or exercise of an ISO. If shares issued to an optionee pursuant to the exercise of an ISO are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as capital gain, and any loss sustained will be a capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as capital gain (or loss).

     If permitted by the Subcommittee, options granted under the ISO Plan that would exceed the limitation described above may be exercised as non-qualified stock options. In addition, if an optionee is subject to federal "alternative minimum tax," the exercise of an incentive stock option will be treated essentially the same as a non-qualified stock option for purposes of the alternative minimum tax.

     In general, an optionee will not recognize income at the time a non-qualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

     To the extent that an optionee recognizes ordinary income in the circumstances described above, BancGroup or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m) of the Code.

VOTE REQUIRED

     Approval of the Amendments (Proposal 2 on the Proxy Card) requires the affirmative vote of a majority of the outstanding shares of Common Stock represented at the meeting, assuming the presence of a quorum. The Board recommends that the stockholders vote FOR approval of these Amendments.

                             APPROVAL OF AMENDMENT
                       TO NONQUALIFIED STOCK OPTION PLAN

THE AMENDMENT

     On January 19, 2000, the Board approved an amendment to the NQSO Plan, subject to stockholder approval, and has recommended that the stockholders approve this amendment to the NQSO Plan. The amendment would provide that the maximum number of shares of Common Stock, with respect to which options may be granted to any eligible employee under the NQSO Plan during any Plan Year, shall not exceed 200,000. The purpose of this amendment is to qualify the NQSO Plan as a performance-based plan under Section 162(m) of the Code. Under the NQSO Plan, BancGroup is ordinarily entitled to a tax deduction at the time of exercise of an option by the employee. Unless the amendment is approved, however, BancGroup could lose the benefit of the tax deduction if compensation to a "covered employee", as that term is defined under Section 162(m), including compensation realized upon exercise of an option granted under the NQSO Plan, exceeded $1,000,000. Approving the amendment to the NQSO Plan will allow BancGroup to retain the tax deduction for such compensation, as long as the exercise prices of such options are not below the fair market price as of the date of grant.

NQSO PLAN SUMMARY

     The purpose of the NQSO Plan is to promote the interests of BancGroup by providing an incentive to directors, officers, and employees of BancGroup and its subsidiaries, upon whose judgment, initiative and effort BancGroup is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in BancGroup by ownership of its Common Stock. Options may be granted for no consideration paid by the recipient.

     The shares of stock to be delivered upon the exercise of options granted under the NQSO Plan shall be made available from the authorized but unissued shares of Common Stock or from shares reacquired by BancGroup, including shares purchased in the open market. The aggregate number of shares which may be issued upon the exercise of all options which may be granted under the NQSO Plan may not exceed 3,200,000 shares of Common Stock.

     The cash price at which shares of common stock may be purchased pursuant to the NQSO Plan is determined by the Subcommittee. Such price cannot be less than 85% of the fair market value of the shares on the date that the option is granted. The fair market value is to be determined by, and in accordance with procedures to be established by, the Subcommittee. No option may be granted after ten years from the date the 1992 Nonqualified Plan was approved by the Board, which was January 15, 1992. Upon termination of an optionee's employment with BancGroup or with any of its subsidiaries, his or her option privileges shall be limited to the options which were immediately exercisable by him or her at the date of such termination, and such option privileges shall expire unless exercised by the optionee within three months after the date of such termination, unless such termination is a result of deliberate, willful or gross misconduct, in which case all rights under the option expire upon such termination. The expiration date of each option shall be fixed by the Subcommittee, but in no case shall the expiration date be more than ten years from the date of grant of the option.

     Any person who is or who agrees to become a director, officer or employee (including officers and employees who are directors) of BancGroup or its subsidiaries are eligible for options under the NQSO Plan. Approximately 17 persons are current participants in the NQSO Plan.

     Options granted pursuant to the NQSO Plan may not be transferred except by will or by the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only by such employee.

CERTAIN TAX CONSEQUENCES

     The NQSO Plan is not an "incentive stock option plan" under Section 422 of the Code. Thus, upon the exercise of an option under the NQSO Plan, ordinary income will result to the grantee equal to the difference between the price of the option and the fair market value of the stock subject to the option at the date of exercise. BancGroup, however, will be entitled to a tax deduction equal to the amount of ordinary income accruing to the optionee.

VOTE REQUIRED

     Approval of the amendment to the NQSO Plan (Proposal 4 on the Proxy Card) shall be by the affirmative vote of a majority of the votes of the Common Stock of BancGroup represented at the meeting, assuming the presence of a quorum. The Board recommends that stockholders vote FOR approval of this amendment.

                             APPROVAL OF AMENDMENTS
                     TO THE STOCK BONUS AND RETENTION PLAN

THE AMENDMENTS

     The Board adopted on January 19, 2000, two amendments to the Stock Plan subject to stockholder approval. The first amendment to the Stock Plan would allow the Subcommittee to issue to Participants stock bonus awards that are performance-based within the meaning of Section 162(m) of the Code. Performance-based awards will be made by reference to objective performance goals established by the Subcommittee in writing that must be achieved prior to vesting of the awards. Such goals, which would not need to be the same for different participants, would be established no later than the end of the first quarter of each Plan Year. If the amendment is approved, the Subcommittee will still have the discretion to make awards not based on performance. The second amendment to the Stock Plan will limit to 150,000 the maximum number of shares of Common Stock that may be granted to any eligible employee for any Plan Year. If approved by the stockholders, these two amendments will allow BancGroup to structure awards under the Stock Plan so that BancGroup will have the benefit of a tax deduction even if the employee's compensation, including compensation realized through the Stock Plan award, exceeds $1,000,000.

STOCK PLAN SUMMARY

     The Stock Plan provides a means whereby directors, officers and employees of BancGroup and its subsidiaries may receive an award of Common Stock as a bonus or other incentive. Approximately 202 persons including directors and officers of BancGroup and its subsidiaries are current participants in the Stock Plan. The Stock Plan is administered by the Subcommittee in the same manner as described above under "Approval of Amendment to the Incentive Stock Plan". The Subcommittee has authority, subject to the limitations of the Stock Plan, to grant awards of Common Stock and, in addition to the terms and conditions contained in the Stock Plan, to provide such other terms and conditions (which need not be identical among participants) in respect to such awards, and the vesting thereof, as the Subcommittee shall determine. Each member of the Subcommittee is a "Disinterested Person" as defined under SEC rule 16a-3. At the time of an award of Common Stock, the Subcommittee shall establish for each participant the terms and conditions of the award, which terms and conditions shall include the following: shares awarded shall vest (subject to the acceleration and forfeiture provisions described below) at a rate of 20% per year commencing on the first anniversary of the award. Except for that restriction, the participant, as owner of such shares, shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Subcommittee has the authority to accelerate the time at which the vesting restriction shall lapse, or to remove the restriction, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances.

     If a participant does not maintain continuous service with BancGroup for any reason (other than death, total or partial disability or normal or early retirement) unless the Subcommittee shall otherwise determine, all shares awarded to such participant and which at the time of such termination of continuous service are subject to the vesting restriction shall be returned to BancGroup. If a participant does not maintain continuous service by reason of death, total or partial disability or normal or early retirement, the shares of stock awarded to such participant which at the time of such termination of continuous service are subject to the vesting restriction described above shall be free of restrictions and shall not be forfeited.

     Each certificate for shares of Common Stock awarded under the Stock Plan is registered in the name of the participant, but contains a legend noting the restrictions on the shares. Upon the vesting of shares awarded under the Stock Plan, the participant is entitled to receive a certificate representing the number of shares as to which restrictions no longer apply, with the remaining shares subject to the foregoing restrictions.

     No award or any right or interest of a participant under the Stock Plan in any instrument evidencing any award under the Stock Plan may be assigned, encumbered or transferred except, in the event of the death of a participant, by will or the laws of descent and distribution.

     The total shares to be issued pursuant to the Stock Plan may not exceed 3,000,000 in the aggregate, provided that the total number of shares distributed under the plan in any fiscal year may not exceed 1% of the outstanding shares of Common Stock. Shares issued under the Stock Plan may be made available from the authorized but unissued shares of Common Stock or shares of Common Stock reacquired by BancGroup, including but not limited to, shares purchased in the open market. Shares issued under the Stock Plan which are reacquired by BancGroup as a result of the application of the Stock Plan's restrictions shall be available for reissue under the Stock Plan.

     The Stock Plan may be amended at any time by the Board, provided that no amendment may be made which materially increases the benefits accruing to participants under the Stock Plan, materially increases the maximum number of shares issued under the Stock Plan or materially modifies the requirements as to eligibility for participation in the Stock Plan without approval of the stockholders of BancGroup. Shares awarded under the Stock Plan shall become fully vested in an amount equal to the fair market value of such shares on the date the risk of forfeiture lapses. BancGroup will be entitled to deductions for federal income tax purposes in the same amount in BancGroup's taxable year in which vesting occurs. BancGroup, in addition, may require payment to BancGroup of any federal, state or local taxes required to be withheld.

VOTE REQUIRED

     The amendments to the Stock Plan (Proposal 5 on the Proxy Card) must be approved by a majority of the votes of the Common Stock represented at the Annual Meeting assuming the presence of a quorum. The Board recommends that stockholders vote FOR approval of the amendments to the Stock Plan.

                   APPROVAL OF THE MANAGEMENT INCENTIVE PLAN

PLAN SUMMARY

     On January 19, 2000, the Board adopted the Management Incentive Plan (the "MIP"), subject to stockholder approval. The Board has directed that it be submitted to the stockholders for approval at the Annual Meeting. A complete copy of the MIP is attached to this Proxy Statement as Appendix A. Mr. Lowder and the other executive officers of BancGroup listed on page 3 of this Proxy Statement will be eligible to participate in the MIP if so designated by the Subcommittee. The MIP provides a means whereby executive officers of BancGroup may receive a cash bonus if certain performance-based criteria are met. The Subcommittee, prior to the close of each Plan Year, may designate the executive officers that will participate in the MIP during the next succeeding Plan Year.

     The MIP will be administered by the Subcommittee, which has authority, subject to the limitations of the MIP, to determine the terms and conditions under which a participant will receive a cash award. Each member of the Subcommittee is a "Disinterested Person" as defined under SEC rule 16a-3. The terms and conditions determined by the Subcommittee (which need not be identical among participants) include the amount of the award that each participant will be eligible to earn during the year, and the performance goals that must be achieved in order for the participant to earn the award. The possible performance goals that will be used as criteria include return on equity, return on assets, earnings per share, nonperforming assets, stock price and net income. No participant may be granted an award that could result in the participant earning an amount under the MIP award greater than $3,000,000 in any Plan Year.

     Performance goals will be "objective performance goals" within the meaning of Section 162(m) of the Code. Section 162(m) limits an employer's ability to deduct employee compensation if such compensation exceeds $1,000,000 in certain circumstances. Under the MIP, BancGroup will be entitled to a tax deduction equal to the amount of ordinary income accruing to the participant even if the award under the MIP increases the participant's compensation above $1,000,000. The participant will recognize amounts paid pursuant to the MIP as ordinary income.

     After each Plan Year, the Subcommittee will determine if the terms and conditions of each award granted were met and certify their findings to the participant and to the Board of Directors. The awards will be paid in cash as soon as administratively possible after the certification, but in no event later than 75 days following the close of the Plan Year.

     If a participant terminates employment during a Plan Year for any reason other than retirement, disability or death, no award will be payable under the MIP. If the employment terminates as a result of retirement, disability or death or if the participant's employment is terminated for any reason other than willful dishonesty or gross misconduct, the participant or the participant's beneficiary will receive a pro-rata portion of the incentive award determined as of the end of the Plan Year.

     The Subcommittee may suspend, terminate or amend the MIP at any time by an instrument in writing without stockholder approval, provided that stockholder approval shall be required for any amendment that changes the material terms of the MIP applicable to any participant.

VOTE REQUIRED

     The adoption of the MIP (Proposal 3 on the Proxy Card) must be approved by a majority of the votes of the Common Stock represented at the annual meeting assuming the presence of a quorum. The Board recommends that stockholders vote FOR approval of the MIP.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

     BancGroup has selected the firm of PricewaterhouseCoopers LLP to act as its independent public accountant for the current year. It is expected that representatives of this firm will be present at the Annual Meeting and will have an opportunity to make a statement to, and to answer questions from, stockholders.

          BYLAW PROVISIONS REGARDING CONDUCT OF STOCKHOLDERS' MEETINGS

     BancGroup's bylaws contain two provisions relating to the conduct of stockholders' meetings. The first provision requires that certain procedures be followed by a stockholder of record who wishes to present business at the annual meeting of stockholders, including the nomination of candidates for election as directors. In order to nominate persons for election as a director or to present other business at a meeting, a stockholder must provide written notice thereof to the Secretary of BancGroup not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, provided that, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

     As it relates to director nominations, the written notice must state all information as to each nominee required to be disclosed in solicitations of proxies for election of directors under SEC regulations, including the written consent of each such nominee. As for any other business that the stockholder proposes to bring before the meeting, the written notice must contain a brief description of the business, the reasons for conducting the business at the meeting and any material interest in such business of such stockholder. The notice must also contain the name and address of such stockholder and the class and number of shares of BancGroup owned beneficially and of record, as well as the same information for each beneficial owner who may be nominated for election as a director.

     The Board is not required to nominate a person designated by a stockholder or to take up such other business as may be contained in a written notice from a stockholder; however, compliance with this procedure would permit a stockholder to nominate the individual at the stockholders' meeting, and any stockholder may vote shares in person or by proxy for any individual such stockholder desires. The procedures relating to nominating directors and presenting other business at a stockholders' meeting may only be used by a stockholder who is a stockholder of record at the time of the giving of the notice by the stockholder to the secretary of BancGroup. The procedures do not prohibit or apply to stockholder proposals under SEC rule 14a-8 as described at "Proposals of Stockholders."

     The second provision of BancGroup's bylaws relates to the conduct of the business at a stockholders' meeting. Under that provision, the Board has the authority to adopt rules for the conduct of meetings, and, unless inconsistent with any such rules, the Chairman of the meeting may prescribe such rules, regulations and procedures as, in his judgment, are appropriate for the proper conduct of the meeting.

                           PROPOSALS OF STOCKHOLDERS

     Subject to certain rules of the SEC, proposals by stockholders intended to be presented at BancGroup's 2001 annual meeting of stockholders must be received at BancGroup's principal executive offices not less than 120 calendar days in advance of March 17, 2001 (November 17, 2000), for inclusion in the proxy or information statement relating to the 2001 annual meeting.

                                 OTHER MATTERS

     BancGroup does not know of any matters to be presented for action at the meeting other than those listed in the notice of the meeting and referred to herein.

     BancGroup will furnish stockholders, upon written request and payment of a reasonable fee for copying charges, copies of the exhibits to its annual report on Form 10-K filed with the SEC for the year ended December 31, 1999. Requests should be made to:

          Chief Financial Officer and Secretary
          The Colonial BancGroup, Inc.
          Post Office Box 1108
          Montgomery, Alabama 36101

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOUR PROXY CARD CONTAINS INSTRUCTIONS REGARDING DELIVERING YOUR PROXY VIA TELEPHONE OR THE INTERNET, YOU MAY FOLLOW THOSE INSTRUCTIONS.

     YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING AND SUBMITTING A LATER DATED PROXY BEFORE THE MEETING, OR IF YOU VOTE
ELECTRONICALLY, THEN BEFORE 5:00 P.M. EASTERN TIME ON APRIL 18, 2000, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                                                      APPENDIX A

                           MANAGEMENT INCENTIVE PLAN
                                       OF
                          THE COLONIAL BANCGROUP, INC.

     This Management Incentive Plan of THE COLONIAL BANCGROUP, INC., a Delaware corporation with its principal place of business in Montgomery, Alabama, is dated as of the 1st day of January, 2000.

                                  WITNESSETH:

     WHEREAS, the Executive Compensation Subcommittee is responsible for certain aspects of compensation for executive officers of The Colonial BancGroup, Inc.; and

     WHEREAS, the Executive Compensation Subcommittee developed this Management Incentive Plan in order to compensate and reward executive officers of The Colonial BancGroup, Inc. for outstanding job performance which contributes to the financial success of The Colonial BancGroup, Inc.; and

     WHEREAS, the Board of Directors of The Colonial BancGroup, Inc., upon recommendation of the Executive Compensation Subcommittee, desires to adopt this Management Incentive Plan for the purposes set forth herein;

     NOW, THEREFORE, the Board of Directors of The Colonial BancGroup, Inc. hereby adopts, subject to shareholder approval, this Management Incentive Plan as follows:

1.  DEFINITIONS.

     1.1. "BancGroup" means The Colonial BancGroup, Inc., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business in Montgomery, Alabama, and any successor thereto, whether by merger, consolidation, sale of assets, liquidation or otherwise.

     1.2. "Board" means the Board of Directors of BancGroup.

     1.3. "Code" means the Internal Revenue Code of 1986, as amended.

     1.4. "Compensation" means the base salary paid to Participants excluding overtime, commissions, awards from other incentive programs, BancGroup contributions to fringe benefit programs, and other "non-salary" income.

     1.5. "Executive Officer" means those persons who are full-time employees of BancGroup and who are serving as the Chairman, President, or as an Executive Vice President of BancGroup.

     1.6. "Participant" means an Executive Officer who has been designated for participation in the Plan by the Subcommittee in accordance with Section 3 of the Plan and who has commenced participation in the Plan.

     1.7. "Performance Agreement" means the written notice described in Section
3.2 of the Plan, executed by an Executive Officer of BancGroup and transmitted on behalf of the Subcommittee by BancGroup to each Participant, setting forth the terms and conditions of each Participant's participation in the Plan.

     1.8. "Plan" means the Management Incentive Plan of BancGroup established by this document, as amended from time to time, and any related Performance Agreements.

     1.9. "Plan Year" means any performance period which begins on January 1 of a particular year and ends on December 31 of that same year.

     1.10. "Subcommittee" means the Executive Compensation Subcommittee of the Board.

2.  PURPOSE.

     The Plan is intended to promote and encourage excellence in the performance of responsibilities by the Executive Officers; to maximize BancGroup's soundness, profitability and growth, and to provide an incentive opportunity that will permit those members of management who are positioned to make significant contributions to BancGroup's success to receive appropriate total cash compensation.

3.  PARTICIPATION.

     3.1. Selection to Participate. The Subcommittee, prior to the close of each Plan Year, may designate in writing one or more Executive Officers as persons eligible to participate in the Plan during the next succeeding Plan Year, except that in the case of the Plan Year ending December 31, 2000, the Subcommittee may make such designation not later than ninety (90) days after the commencement of that Plan Year. The Subcommittee shall solicit the recommendation of the Chairman with respect to the participation of an Executive Officer, other than the Chairman, in the Plan. Participation in the Plan is conditional; participation in one Plan Year does not guarantee participation in successive years.

     3.2. Designation of Award and Performance Goals.

          3.2.1. Not later than ninety (90) days after the commencement of each Plan Year, the Subcommittee shall approve and establish, and communicate in writing to each Participant in the Plan for such Plan Year, the terms and conditions of each such Participant's participation in the Plan for such Plan Year, including the award that each such Participant will be eligible to earn during such Plan Year (which shall be expressed as a percentage of each such Participant's Compensation as of the first day of such Plan Year and which shall specify a minimum, maximum, and target award for each such Participant) and the performance goals that must be achieved in order for each such Participant to earn such award; provided, however, that in no event shall the Subcommittee grant any Participant under the Plan an award that could result in such Participant earning an amount under the Plan greater than $3,000,000 with respect to any Plan Year.

          3.2.2. The Subcommittee shall establish corporate performance goals of one or more of the following business criteria: return on equity, return on assets, earnings per share, nonperforming assets, stock price, and net income. Performance goals established by the Subcommittee shall be objective performance goals within the meaning of Section 162(m) of the Code and Treasury Regulations promulgated thereunder. Furthermore, and notwithstanding any other provision of the Plan to the contrary, once the Subcommittee has established performance goals for a Participant, the Subcommittee shall have no discretion to (i) increase the amount of compensation that would otherwise be due upon the attainment of the goals, or (ii) alter the goals for the Plan Year to which they relate.

          3.2.3. In establishing the award and performance goals of Participants in the Plan, the Subcommittee shall consider the Participant's level of responsibility with BancGroup and the Participant's potential contribution to the performance goals of BancGroup. In establishing the award and performance goals of any Participant other than the Chairman of BancGroup, the Subcommittee shall solicit the recommendation of BancGroup's Chairman.

          3.2.4. The Subcommittee shall assign weightings to indicate the relative importance of each business criteria in determining incentive awards earned under the Plan. The sum of weightings assigned to any Participant must equal 100%. These weightings may vary from Plan Year to Plan Year, and, except with respect to the Chairman, shall be based on recommendations by the Chairman subject to approval by the Subcommittee. The Subcommittee shall assign such weightings not later than ninety (90) days after the commencement of each Plan Year, and such weightings shall remain in effect for the remainder of the Plan Year.

4.  PAYMENT OF AWARDS.

     4.1 Calculation of Award Payments. Within sixty (60) days following the close of each Plan Year in which a Participant is participating in the Plan, the Subcommittee shall compare the terms and conditions of the award of each Participant and the performance goals assigned to each such Participant. Following such determination, and prior to the payment of awards pursuant to Section 4.2 below, the Subcommittee shall certify in writing to each Participant and to the Board whether each Participant has met the terms and conditions of the award for the Plan Year in question.

     4.2 Payment of Award Amounts. All awards determined to have been earned pursuant to Section 4.1 of the Plan shall be payable in cash, as soon as administratively possible following the certification described in Section 4.1 above, but in no event later than seventy-five (75) days following the close of the Plan Year to which such award related.

     4.3 Effect of Termination of Employment on Payment of Award.

          4.3.1. If a Participant terminates employment during a Plan Year for any reason other than retirement, disability, or death, no award will be payable under the Plan.

          4.3.2. If a Participant's employment terminates during a Plan Year as a result of retirement, disability, or death, the Participant, his Beneficiary, or his estate will receive a pro-rata portion of the incentive award determined as of the end of the Plan Year. The proration will be based on the Participant's year-to-date Compensation for the Plan Year and the achieved levels of performance as of the end of the Plan Year. The pro-rated award will be paid at the same time as awards are paid to active Participants.

          4.3.3. If a Participant's employment is terminated during a Plan Year for willful dishonesty or gross misconduct, no award will be payable. If a Participant's employment is terminated other than for willful dishonesty or gross misconduct, the Participant will receive a pro-rata portion of the incentive award determined as of the end of the Plan Year. The proration will be based on the Participant's year-to-date Compensation for the Plan Year and the achieved levels of performance as of the end of the Plan Year. The pro-rated award will be paid at the same time as awards are paid to active Participants.

5.  ADMINISTRATION.

     5.1. The Subcommittee, as Plan administrator, is authorized to administer the Plan, subject to and in accordance with the provisions set forth herein, and shall have all powers necessary and appropriate to enable it to properly administer the Plan, including but not limited to the power to:

          5.1.1. approve the establishment and range of corporate goals, recommendations regarding participation, the amount of individual award payments, and all matters relating to the day-to-day operation of the Plan;

          5.1.2. construe and interpret the Plan, establish rules and regulations, delegate such administrative responsibilities as it deems proper, and to perform all other acts it deems necessary to carry out the intent and purpose of the Plan;

          5.1.3. suspend or terminate, in whole or in part, or amend the terms of the Plan, at any time, without the need for obtaining approval of the shareholders, by an instrument in writing; provided, however, that shareholder approval shall be required for any amendment that changes the material terms of the Plan applicable to any Participant;

          5.1.4. cancel the participation of any person who conducts himself in a manner which the Subcommittee, in the exercise of reasonable discretion, determines to be inimical to the best interests of BancGroup; and

          5.1.5. correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem necessary.

     5.2. The Subcommittee's determination under the Plan of the persons to participate and receive awards and the terms and conditions of such awards need not be uniformly applicable to all Participants, but may be made by the Subcommittee on a selective basis among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated. The Subcommittee shall have final approval authority over the payment of all awards under this Plan, whether individually or collectively.

6.  PLAN FUNDING AND ACCRUALS OF AWARDS

     The Plan is unfunded and awards hereunder shall be paid from general corporate funds.

7.  NEW PARTICIPANTS, PROMOTIONS, OR TRANSFERS

     All participation in the Plan is subject to approval by the Subcommittee. Newly hired or promoted employees who enter positions which are considered to be eligible for participation in the Plan normally will, upon approval by the Subcommittee, enter the Plan on January 1 next following the date of hire or promotion. The Chairman, however, subject to approval by the Subcommittee, may authorize immediate participation upon hire or promotion.

8.  MISCELLANEOUS.

     8.1. Construction of Plan. Except as provided under federal law, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, and shall be binding on and inure to the benefit of any successor or successors to BancGroup.

     8.2. Right to Employment. Participation in this Plan shall not be construed as giving any Participant the right to be retained in the employ of BancGroup. Further, BancGroup expressly reserves the right at any time to dismiss any Participant with or without cause, such dismissal to be free from any liability or any claim under the Plan, except as provided herein.

     8.3. Nonalienation of benefit. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.

     8.4. Withholding of taxes. BancGroup shall have the right to deduct from any award payable under this Plan all applicable withholding and employment taxes at such times as they are due.

     8.5. Plan expenses. Any expenses incurred in the administration of this Plan shall be borne by BancGroup.

     8.6. Entire Agreement. This Plan, as completed and executed by BancGroup, the Performance Agreements, and all amendments thereto, will constitute the entire agreement between BancGroup and Participants regarding the Plan.

     8.7. Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define, or limit the scope or intent of the provisions of this Agreement.

     8.8. Number and gender. The masculine pronoun used shall include the feminine pronoun and the singular number shall include the plural number unless the context of the Plan requires otherwise.

     IN WITNESS WHEREOF, The Colonial BancGroup, Inc. has caused this Management Incentive Plan to be executed as of this the 1st day of January, 2000.

                                          THE COLONIAL BANCGROUP, INC.

                                          By:     /s/ ROBERT E. LOWDER
                                            ------------------------------------
                                            Robert E. Lowder
                                            Chairman & Chief Executive Officer

PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS
                          THE COLONIAL BANCGROUP, INC.

                         Annual Meeting of Stockholders
                                 April 19, 2000

The undersigned hereby appoints Robert E. Lowder and Augustus K. Clements, III, and either of them, or such other persons as the Board of Directors of The Colonial BancGroup, Inc. ("BancGroup"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock, par value $2.50, of BancGroup (the "Common Stock") which the undersigned would be entitled to vote at the annual meeting of stockholders to be held on April 19, 2000, and at any and all adjournments thereof. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, and (ii) on any other matter that may properly come before the meeting, including matters incident to the conduct of the meeting.

                 (Continued and to be signed on reverse side.)


--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

[ X ]  Please mark
       your votes as
       indicated in
       this example.

1. To elect the following Directors:

   Lewis E. Beville, Jerry J. Chesser, John Ed Mathison, Joe D. Mussafer, Frances E. Roper and Edward V. Welch for terms expiring in 2003 and William
   E. Powell, III for a term expiring in 2002

         [ ] FOR all nominees listed         [ ] WITHHOLD authority to vote
             except as marked to the             for all nominees
             contrary

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE ABOVE LISTS.

2. To amend the 1992 Incentive Stock Option Plan of The Colonial BancGroup, Inc. to increase the number of shares of Common Stock eligible to be issued under this plan from 4,200,000 shares to 5,700,000 shares.

                  [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

3. To adopt the Management Incentive Plan.

                  [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

4. To amend the 1992 Non-Qualified Stock Option Plan to provide that the maximum number of shares of Common Stock, with respect to which options may be granted to any eligible employee under this plan during any Plan Year, shall not exceed 200,000.

                  [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

5. To amend the Stock Bonus and Retention Plan to (a) provide that during any Plan Year no participant shall receive more than 150,000 shares of Common Stock under this plan and (b) allow performance-based goals pursuant to
   Section 162(m) of the internal Revenue Code to be used in making awards.

                  [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

                                        PLEASE MARK ONE OF THE BOXES ON EACH
                                        PROPOSAL ABOVE TO REFLECT YOUR VOTE.

                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                        BOARD OF DIRECTORS AND WILL BE VOTED AS
                                        DIRECTED HEREIN. IF NO DIRECTION IS
                                        GIVEN, THIS PROXY WILL BE VOTED FOR THE
                                        PERSONS NAMED IN PROPOSAL 1, AND IN
                                        ACCORDANCE WITH THE DISCRETION OF THE
                                        PROXY HOLDERS RESPECTING PROPOSALS 2, 3,
                                        4 AND 5.

                                        PLEASE SIGN AND DATE THIS PROXY.

Signature(s) _____________________ Phone No: ___________ Dated ___________, 2000
Please sign exactly as your name appears on this card. Agents, executors, administrators, guardians, and trustees must give full title as such. Corporations should sign by their President of authorized officer.

--------------------------------------------------------------------------------
DETACH CARD      -- Please detach proxy at perforation before mailing. --

                   YOU MAY VOTE BY TELEPHONE OR THE INTERNET.
 If you are voting by telephone or the internet, please do not mail your proxy.

                        [LOGO] VOTE BY TELEPHONE [LOGO]
                    Call Toll-Free using a Touch-Tone phone
                                 1-800-250-9081

                                VOTE BY INTERNET
                     Access the Website and cast your vote
                            http://www.votefast.com

                                  VOTE BY MAIL
            Return your proxy in the postage-paid envelope provided.

                      Vote 24 hours a day, 7 days a week!

 Your telephone or internet vote must be received by 5:00 p.m. eastern daylight time on April 18, 2000, to be counted in the final tabulation.

                     YOUR CONTROL NUMBER IS _______________

Vote by Telephone
Have your proxy card available when you call the Toll-Free number
1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet
Have your proxy card available when you access the website http:www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

To Change Your Vote
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 5:00 p.m. eastern daylight time, April 18, 2000, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.